UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 25, 2017, First Savings Bank (the “Bank”), a wholly-owned subsidiary of First Savings Financial Group, Inc. (the “Company”), Jonathan E. Handmaker and George M. Vredeveld, Jr. entered into an operating agreement, effective as of January 1, 2017 (the “Operating Agreement”), with respect to Q2 Business Capital, LLC (“Q2”), an Indiana-chartered limited liability company and a majority-owned subsidiary of the Bank. The Bank is the 51% majority member, and Messrs. Handmaker and Vredeveld are each 24.5% limited members, of Q2. The primary business of Q2 is to originate, purchase, invest in, and sell loans, or portions of loans, originated under one or more lending programs administered by the U.S. Small Business Administration.

The Operating Agreement governs the operations of Q2, and provides for Q2’s management by a Board of Managers consistent with its Articles of Organization. Among the provisions of the Operating Agreement are: (i) a limited duration right of the Bank to purchase the membership interests of the “minority members” (as defined), (ii) a limited duration right of the minority members to market for sale all of the membership interests of Q2; and (iii) a limited duration right of the “limited members” (as defined) to offer for sale all of the minority members’ membership interests to a potential acquirer of the Company or the Bank as a result of a “change in control” (as defined) of the Company or the Bank occurring during the duration period. For additional information regarding these and other provisions of the Operating Agreement, reference is made to the complete copy of the Operating Agreement, which is attached hereto as Exhibit 99.1 and incorporated in this Item 1.01 by reference.

In connection with entering into the Operating Agreement, the Bank entered into employment agreements with Messrs. Handmaker and Vredeveld, effective as of January 1, 2017 (each, an “Agreement”). Each Agreement contains substantially similar terms. Each Agreement has an initial term ending on September 30, 2020, subject to extension as provided for in the Agreement. Each Agreement provides for the Bank to pay cash severance to the individual if his employment is involuntarily terminated without cause (as defined in the Agreement) or if he voluntarily terminates employment with good reason (as defined in the Agreement), equal to the lesser of (i) base salary (as defined in the Agreement) for the remaining term of the Agreement or (ii) one times base salary. Each Agreement requires the individual to adhere to specified non-solicitation and non-competition covenants after termination of employment, except in the event of voluntary termination with good reason resulting from the Bank implementing certain changes to the credit standard guidelines other than those specified in the Operating Agreement. For additional information regarding these and other provisions of the Agreements, reference is made to the complete copies of the Agreements, which are filed as Exhibits 99.2 and 99.3 and incorporated in the Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On April 27, 2017, the Company announced its financial results for the three and six months ended March 31, 2017. The press release announcing the financial results for the three and six months ended March 31, 2017 is furnished as Exhibit 99.4 and incorporated in this Item 2.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Operating Agreement of Q2 Business Capital, LLC

99.2	Employment Agreement between First Savings Bank and Jonathan E. Handmaker

99.3	Employment Agreement between First Savings Bank and George M. Vredeveld, Jr.

99.4	Press Release dated April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: April 28, 2017	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer